UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 10, 2004

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On December 16, 2004, Cash America International, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion of the acquisition of substantially all of the pawn operating assets of Camco, Inc. a Nevada corporation d/b/a “SuperPawn.” The Original 8-K is incorporated herein by reference. This amendment is being filed to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The financial statements of Camco, Inc. and the report of Deloitte & Touche LLP, independent auditors as of and for the year ended December 31, 2003, relating to such financial statements, are included below.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information included below has been prepared to illustrate the pro forma effects of the acquisition of the operating assets of Camco, Inc. The pro forma statements of operations information for the years ended December 31, 2004 and 2003 give effect to the acquisition of the assets of Camco, Inc. as if it had occurred at the beginning of the respective fiscal years. This pro forma information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisition occurred on the dates indicated or what may result in the future.

(c)	Exhibits

10.1	Asset Purchase Agreement dated September 7, 2004, incorporated by reference to the Company’s Current Report on Form 8-K filed September 13, 2004.

23	Consent of Independent Auditors.

99.1	Cash America International, Inc. Press Release dated December 13, 2004, incorporated by reference to the Company’s Current Report on Form 8-K filed December 16, 2004.

Page
Item 9.01(a) Financial Statements of Camco, Inc.

Independent Auditors’ Report	3

Balance Sheets as of December 31, 2003 and September 30, 2004 (unaudited)	4

Statements of Income for the Year Ended December 31, 2003 and for the Nine-Month Periods (unaudited) Ended September 30, 2004 and September 30, 2003	5

Statements of Stockholder’s Equity for the Year Ended December 31, 2003 and the Nine-Month Period (unaudited) Ended September 30, 2004	6

Statements of Cash Flows for the Year Ended December 31, 2003 and for the Nine-Month Periods (unaudited) Ended September 30, 2004 and September 30, 2003	7

Notes to Financial Statements Year Ended December 31, 2003	9

Item 9.01(b) Pro Forma Financial Information of Cash America International, Inc.

Pro Forma Statement of Operations for the Year Ended December 31, 2004 (Unaudited)	17

Pro Forma Statement of Operations for the Year Ended December 31, 2003 (Unaudited)	18

Item 9.01(a) Financial Statements of Business Acquired

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Camco, Inc. dba SuperPawn
Las Vegas, Nevada

We have audited the accompanying balance sheet of Camco, Inc. dba SuperPawn (the “Company”) as of December 31, 2003, and the related statements of income, stockholder’s equity and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2003, and the results of its operations and its cash flows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Las Vegas, Nevada

February 27, 2004

CAMCO, INC. dba SUPERPAWN

BALANCE SHEETS

(dollars in thousands, except per share amounts)

	SEPTEMBER 30,	DECEMBER 31,
	2004	2003
	(unaudited)
ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$1,105	$597
Service charges receivable	3,240	2,978
Pawn loans	26,601	24,704
Payday lending	190	41
Merchandise inventories—net	13,428	12,470
Prepaid and other	2,582	2,392

Total current assets	47,146	43,182

PROPERTY AND EQUIPMENT—Net	9,514	9,370

OTHER ASSETS:
Goodwill	1,720	1,533
Intangible assets—net	2,835	2,835
Other assets—net	310	271

Total other assets	4,865	4,639

TOTAL	$61,525	$57,191

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Bank overdraft	$423	$41
Accounts payable	1,184	1,400
Accrued and other liabilities	4,867	3,047
Merchandise credits	1,655	1,382
Current portion of long-term debt	2,674	3,069

Total current liabilities	10,803	8,939

LONG-TERM DEBT—Less current portion	3,686	4,157

NONCURRENT CREDIT FACILITIES	25,330	26,115

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDER’S EQUITY:
Common stock, $1 per share par value—25,000 shares authorized 23,438 shares issued in 2004 and 2003	23	23
Additional paid-in capital	1,971	1,971
Retained earnings	32,217	28,491
Treasury stock, 12,438 shares in 2004 and 2003	(12,505)	(12,505)

Total stockholder’s equity	21,706	17,980

TOTAL	$61,525	$57,191

The accompanying notes are an integral part of these financial statements.

CAMCO, INC. dba SUPERPAWN

STATEMENTS OF INCOME

(in thousands)

	NINE-MONTH PERIOD		YEAR ENDED
	ENDED SEPTEMBER 30,		DECEMBER 31,
	2004	2003	2003
	(unaudited)
REVENUES:
Sales	$32,001	$26,437	$38,017
Pawn and payday service charges	19,848	17,197	23,298

Total revenues	51,849	43,634	61,315

COST OF SALES	19,074	15,793	21,987

GROSS PROFIT	32,775	27,841	39,328

OPERATING EXPENSES:
Store operating expenses	17,278	15,972	21,808
General and administrative	7,860	6,210	8,753
Depreciation and amortization	1,724	1,777	2,342

Total operating expenses	26,862	23,959	32,903

INCOME FROM OPERATIONS	5,913	3,882	6,425

OTHER (EXPENSE) INCOME:
Interest expense	(844)	(1,261)	(1,539)
Other—net	(505)	(148)	(657)

Total other expense—net	(1,349)	(1,409)	(2,196)

NET INCOME	$4,564	$2,473	$4,229

The accompanying notes are an integral part of these financial statements.

CAMCO, INC. dba SUPERPAWN

STATEMENTS OF STOCKHOLDER’S EQUITY

YEAR ENDED DECEMBER 31, 2003 AND NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004

(in thousands)

		Additional
	Common	Paid-In	Retained	Treasury
	Stock	Capital	Earnings	Stock	Total
BALANCE—January 1, 2003	$23	$1,971	$26,058	$(12,505)	$15,547

Net income			4,229		4,229

Distributions			(1,796)		(1,796)

BALANCE—December 31, 2003	23	1,971	28,491	(12,505)	17,980

Net income (unaudited)			4,564		4,564

Distributions (unaudited)			(838)		(838)

BALANCE—September 30, 2004 (unaudited)	$23	$1,971	$32,217	$(12,505)	$21,706

The accompanying notes are an integral part of these financial statements.

CAMCO, INC. dba SUPERPAWN

STATEMENTS OF CASH FLOWS

(in thousands)

	NINE-MONTH PERIOD		YEAR ENDED
	ENDED SEPTEMBER 30,		DECEMBER 31,
	2004	2003	2003
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,564	$2,473	$4,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,724	1,777	2,342
Provision for bad debt	252	—	539
Loss on sale of property and equipment	15	234	234
Change in assets and liabilities:
Increase in service charges receivable	(261)	(252)	(429)
Decrease in merchandise inventories	17,989	12,176	17,082
Increase in prepaid and other	(189)	179	(929)
Increase in accounts payable, accrued and other liabilities, and bank overdraft	1,985	1,055	862
Increase (decrease) in merchandise credits	273	197	279

Net cash provided by operating activities	26,352	17,839	24,209

CASH FLOWS FROM INVESTING ACTIVITIES:
Pawn loans made	(71,046)	(59,997)	(82,889)
Collection of pawn loans	50,201	44,416	60,560
Payday loans made	(1,041)	(9)	(94)
Collection of payday loans	892	2	53
Purchases of property and equipment	(1,882)	(2,405)	(3,457)
Increase in other assets	(479)	(1,201)	(1,147)

Net cash used in investing activities	(23,355)	(19,194)	(26,974)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to stockholder	(838)	(1,562)	(1,796)
Increase (decrease) in revolving line of credit and long-term debt—net	(1,651)	2,861	4,498

Net cash provided by (used in) financing activities	(2,489)	1,299	2,702

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	508	(56)	(63)

CASH AND CASH EQUIVALENTS:
Beginning of period	597	660	660

End of period	$1,105	$604	$597

CAMCO, INC. dba SUPERPAWN

STATEMENTS OF CASH FLOWS

(in thousands)

	NINE-MONTH PERIOD		YEAR ENDED
	ENDED SEPTEMBER 30,		DECEMBER 31,
	2004	2003	2003
	(unaudited)	(unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Cash paid during the period for interest	$1,086	$1,243	$1,509

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES—Transfer of pawn loan collateral to merchandise inventories	$18,947	$13,469	$18,734

The accompanying notes are an integral part of these financial statements.

CAMCO, INC. dba SUPERPAWN

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

1. NATURE OF THE COMPANY

Camco, Inc. (the “Company”) was incorporated in the state of Nevada in July 1968. The Company provides two services to individuals in the western United States. The primary activity is the disposition of merchandise, mainly collateral from unredeemed pawn loans. The Company also offers secured non-recourse loans, commonly referred to as pawn loans, to individuals through its lending operations. In August 2003, the Company began offering unsecured payday loans. As of December 31, 2003, the Company’s operations consisted of 39 locations located in Nevada, Arizona, California and Washington.

See note 10 for discussion on sale of the operating assets of the Company to Cash America International, Inc. (“Cash America”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information—The accompanying unaudited interim condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to present fairly the financial position, results of operations and cash flows of the Company as of September 30, 2004 and for the nine-month period ended September 30, 2004 and 2003. The results of operations for an interim period are not necessarily indicative of the results that may be expected for any other interim period or the year as a whole.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates made by the Company include the useful lives of the depreciable or amortizable assets and the allowance for the inventory reserve.

Cash and Cash Equivalents—Cash and cash equivalents consist of all cash accounts that are not subject to withdrawal restrictions or penalties and all highly liquid investments with a maturity, when purchased, of three months or less.

Pawn Loans and Income Recognition—Pawn loans are made on the pledge of tangible personal property. Pawn service charges are accrued only for those loans for which collection is deemed to be probable based upon historical loan redemption statistics. When a loan is not paid by its maturity, the collateral is transferred to inventory at its cost basis (the principal amount loaned) and offered for sale.

Merchandise Sales—Revenue is recognized at the time of disposition of merchandise. Interim customer payments for layaway sales are recorded as a liability and subsequently recognized as revenue during the period in which final payment is received.

Payday Loans and Income Recognition—Payday loans are short-term, unsecured loans where customers pledge their next paycheck for repayment. Payday loans are made based on verification of employment, current bank account and check-writing history. The length of the loan is 14 days with a service charge of $15 per $100 loaned.

Payday loans and related service charges are recognized on loans for which collection is deemed to be probable based upon historical loan redemption statistics. The Company considers a loan in default if it has not been repaid or refinanced by the maturity date. Although defaulted loans may be later collected, the Company fully reserves loans over 60 days old.

Merchandise Inventories—Merchandise inventories are stated at the lower of cost (specific identification) or market value. Inventory consists of merchandise acquired from forfeited loans and merchandise purchased from customers and vendors. The Company provides an allowance for shrinkage and valuation based on management’s evaluation of the merchandise. The allowance deducted from the carrying value of inventory amounted to $539,251 at December 31, 2003.

Property and Equipment—Property and equipment are stated at cost. The cost of normal maintenance and repairs is charged to expense as incurred. Gains or losses on disposals are recognized as incurred. Leasehold improvements are amortized over the economic life of the improvement to the asset or the life of the lease (lease term), whichever is shorter.

Estimated useful lives of property and equipment are as follows:
Buildings	31.5
Furniture and fixtures	7–10
Leasehold improvements	5–30
Automobiles	5
Computer equipment and software	3–5

Long-Lived Assets—The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

The Company believes that no adjustment for impairment is necessary at December 31, 2003.

Software Development Costs—In 1999, the Company adopted the Accounting Standards Executive Committee Statement of Position (“SOP”) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires the Company to capitalize certain internal use software costs once certain criteria are met. The Company capitalized $694,653 of internal use software costs into computer equipment and software costs within property and equipment at December 31, 2003. These costs are amortized using the straight-line method over an estimated useful life of three years.

Goodwill and Intangible Assets—Intangible assets consist primarily of restricted pawnshop licenses, non-compete agreements and the goodwill represents excess purchase price over net assets acquired. As of January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. As a result of adopting SFAS No. 142, the above assets are no longer amortized, and intangible assets are to be tested annually for impairment.

Merchandise Credits—Merchandise credits represent sales deposits and customer credits and are recorded as a liability until the entire related sales price has been collected.

Income Tax Status—The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the sole stockholder includes the Company’s taxable income in his individual income tax return.

New Store Acquisitions—Acquisitions are accounted for using the purchase method of accounting. Accordingly, the purchase price is allocated to assets acquired based upon their estimated fair market values at the date of acquisition. The excess purchase price over the fair market value of the net tangible assets acquired is recorded as intangible assets in the accompanying balance sheets. The results of operations of the acquired pawnshops are then included in the Company’s operations from their respective dates of acquisition. In connection with certain acquisitions, the Company may enter into a non-compete agreement with the former owners.

Derivative Instruments—The Financial Accounting Standards Board (“FASB”) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires all derivative instruments to be recognized on the balance sheet at fair value. Derivatives that are not designated as cash flow hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in its fair value will either be offset against the change in fair value of the hedged item through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. The Company’s only derivative instruments are interest rate swap agreements used for the purpose of managing the risks associated with market fluctuations in interest rates on a portion of its variable rate borrowings. These derivative financial instruments have an initial aggregate notional amount of approximately $21 million and mature in 2006. These derivative financial instruments were not designated as hedges during 2003. During the year ended December 31, 2003, the Company recorded a $118,925 gain from derivative valuation fluctuations in interest expense and other liabilities on the balance sheet.

Phantom Stock Plan—In 2001, the Company issued 12,532 shares of phantom stock to key employees and directors (“Participants”) at the estimated fair market value of employer stock, defined as the weighted average of the current and prior two years’ adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), weighting at 50%, 35% and 15% for each respective year, multiplied by a factor of six. These phantom stock shares vest in 33.3% increments over three years. Upon exercise, Participants would be entitled to receive in cash the estimated fair market value of employer stock for the number of phantom shares held. The Company recorded an expense of approximately $352,433 related to the phantom stock plan in 2003.

Recently Issued Accounting Standards—In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2003. The adoption of this statement did not have a material effect on the Company’s financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which is effective for exit or disposal activities initiated after December 31, 2002. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The adoption of this statement did not have a material effect on the Company’s financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of SFAS Nos. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. This interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, which is being superseded. The provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this statement did not have a material effect on the Company’s financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, Amendment to Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is applied prospectively and is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have an impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. An issuer is required to classify a financial instrument that is within the scope of this statement as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company’s financial statements.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, and subsequently revised the interpretation in December 2003 (FIN 46R) This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities which have certain characteristics. As revised, the interpretation is now generally effective for financial statements for interim or annual periods ending after March 31, 2004. The adoption of this standard did not have a material impact on the Company’s financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2003 (in thousands):

Land	$693
Buildings	984
Furniture and fixtures	9,093
Leasehold improvements	4,257
Computer equipment and software	6,709
Automobiles	57
Construction in progress	195

21,988
Less accumulated depreciation	12,618

Total	$9,370

4. GOODWILL AND INTANGIBLE ASSETS

Goodwill was $1,533,000 at December 31, 2003.

Intangible assets consist of the following at December 31, 2003 (in thousands):

Licenses	$3,875
Non-compete agreement	623

4,498
Less accumulated amortization	1,663

Total	$2,835

On January 1, 2002, the Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives (but with no maximum life).

In accordance with the initial adoption of SFAS No. 142, each location with assigned goodwill is to be valued as an operating entity. If the fair value of the operating entity is greater than the book value, including assigned goodwill, no further testing is required. However, if the book value, including goodwill, is greater than the fair value of the operating entity, the assets and liabilities of the operating entity will need to be valued. The difference between the fair value of the operating entity and the fair value of the assets is the implied fair value of goodwill. To the extent that the implied fair value of goodwill is less than the book value of goodwill, an impairment charge will be recognized as a cumulative effect of a change in accounting upon adoption.

During the fourth quarter of 2003, the Company completed the annual impairment testing of intangible assets. The test resulted in no impairment recognition as of December 31, 2003.

5. REVOLVING LINE OF CREDIT

The Company has a $30,000,000 revolving line of credit (the “Credit Facility”) with a bank, which expires in October 2005. At December 31, 2003 amounts outstanding under the Credit Facility were $26,115,110, respectively. Amounts outstanding bear interest at either the bank’s prime rate (4.00% at December 31, 2003) or the London Interbank Offered Rate (“LIBOR”), which fluctuates daily. Maximum borrowings under the Credit Facility were restricted by certain financial covenants in 2003. Management believes the Company is in compliance with its covenants at December 31, 2003. The Credit Facility is guaranteed by the Company’s stockholder and is secured by the Company’s pawn loans, inventory, and furniture, fixtures and equipment not otherwise encumbered by other loans in a senior position.

6. LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2003 (in thousands):

Note payable; payable in monthly installments of $83,333, including interest at LIBOR plus 1.75% (2.87% at December 31, 2003); due December 31, 2006; collateralized by shares of common stock of the Company; guaranteed by the Company’s stockholder	$4,958

Note payable; payable in monthly installments of $44,950, including interest at 7.00%; due June 30, 2005; collateralized by furniture, fixtures and equipment; guaranteed by the Company’s stockholder	766

Note payable; due in monthly installments of $47,963, including interest at 8.78%; due September 30, 2004; collateralized by furniture, fixtures and equipment; guaranteed by the Company’s stockholder	415

Note payable; payable in monthly installments of $5,875, including interest at 7.65%, due September 2006; collateralized by a first deed of trust on certain real property, guaranteed by the Company’s stockholder	412

Note payable; due in monthly installments of $14,460, including interest at 8.45%; due November 30, 2004; collateralized by furniture, fixtures and equipment; guaranteed by the Company’s stockholder	152

Note payable; payable in monthly installments of $14,184, including interest at 8.35%; due June 30, 2004; collateralized by furniture, fixtures and equipment; guaranteed by the Company’s stockholder	86

Note payable; due in monthly installments of $3,241, including interest at 8.374%; due October 2014; collateralized by a second deed of trust on certain real property	262

Note payable; payable in semiannual installments of $50,000, plus monthly interest at 9.90%; secured by a personal guarantee by the Company’s stockholder	50

Note payable; due in monthly installments of $1,529, including interest at 7.922%; due September 2014; collateralized by a second deed of trust on certain real property	125

Total	7,226
Less current portion	3,069

Long-term	$4,157

Future maturities of long-term debt are as follows for the years ending December 31 (in thousands):

2004	$3,069
2005	2,032
2006	1,814
2007	30
2008	33
Thereafter	248

Total	$7,226

Certain bank debt obligations contain restrictive covenants relating to the Company’s financial condition, including maintenance of certain ratios and amounts and limiting loans to the stockholder. Management believes the Company is in compliance with such covenants at December 31, 2003.

7. COMMITMENTS AND CONTINGENCIES

The Company leases certain of its pawnshop facilities under operating leases. Eleven of the Company’s facilities are leased from current employees or current and former stockholders, in the ordinary course of business. Future minimum rentals due under noncancelable operating leases are as follows for each of the years ending December 31 (in thousands):

	Related Parties	Other	Total
2004	$1,543	$2,354	$3,897
2005	1,388	2,105	3,493
2006	1,326	1,568	2,894
2007	1,217	1,213	2,430
2008	1,057	937	1,994
Thereafter	4,885	1,202	6,087

Total	$11,416	$9,379	$20,795

Rent expense was $4,059,968 for the year ended December 31, 2003, of which $1,546,306 was to a related party.

The Company is subject to various claims and litigation in the normal course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse impact on the Company’s financial statements.

8. RELATED PARTY TRANSACTIONS

During 1998, the Company advanced $630,000 to the Company’s sole stockholder. At December 31, 2003 the remaining unpaid balance was $381,985. The advance is non-interest bearing and is payable in a lump sum on November 15, 2004. These amounts are included in prepaid and other assets on the accompanying balance sheet at December 31, 2003.

SuperPawn, Inc. is related to the Company through common ownership. Certain accounting and administrative services are performed for this affiliate by the Company. Amounts due to affiliate of $763,270 at December 31, 2003, is included in accounts payable on the accompanying balance sheet.

Koomba, Inc. is related to the Company through common ownership. Certain accounting and administrative services are performed for this affiliate by the Company. The amount due from affiliate of $539,112 at December 31, 2003 is included in prepaid and other assets on the accompanying balance sheet. The amount due at December 31, 2003 of $539,112 has been fully reserved. Company management will close Koomba’s operations in 2004.

Amounts charged to SuperPawn, Inc. for these services for the year ended December 31, 2003 was $60,000.

9. EMPLOYEE BENEFIT PLAN

The Camco, Inc. 401(k) Plan (the “Plan”), which commenced on January 1, 1994, is open to substantially all employees over the age of 21 who have been employed for at least six months and work at least 1,000 hours per year. Under the terms of the Plan, a participant may contribute up to 20% of his or her compensation, subject to certain limitations. The Company rolled out a program in July 1997 in which the Company matches a portion of the employees’ contributions in the Plan. The Company incurred matching costs of $48,788 in 2003. The Company incurred Plan costs of $13,117, for the year ended December 31, 2003.

10. SUBSEQUENT EVENTS (UNAUDITED)

On December 10, 2004 the Company completed the sale of substantially all of operating assets to Cash America. The aggregate purchase consideration was $104,802,000 in cash which includes a receivable for $1,500,000 that is to be reconciled upon post transaction accounting and settled in early 2005 and 578,793 shares of Cash America stock.

In December 2004, the FASB issued Statement 123R which revised FASB No. 123. Statement 123R requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees for reporting periods beginning after June 15, 2005. The first reporting period for the Company will be the year ended December 31, 2006 and the Company is currently evaluating the impact of the adoption.

In November 2004 the FASB issued Statement 151 which revised ARB 43, Chapter 4, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, wasted material (spoilage). This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe this Statement will have a material impact on its financial condition or results of operations.

******

Item 9.01(b) Pro Forma Financial Information

The unaudited pro forma financial information included below has been prepared to illustrate the pro forma effects of the acquisition of the operating assets of Camco, Inc. The pro forma statements of operations information for the years ended December 31, 2004 and 2003 give effect to acquisition of the assets of Camco, Inc. as if it had occurred at the beginning of the respective fiscal years. This pro forma information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the sale transaction occurred on the dates indicated or what may result in the future.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA STATEMENT OF OPERATIONS (Unaudited)
For the Year Ended December 31, 2004

( in thousands, except per share data)

	As	(A)	Pro Forma		Pro Forma
	Reported	Camco,Inc.	Adjustments		Combined

Revenue
Finance and service charges	$110,495	$24,983	$—		$135,478
Proceeds from disposition of merchandise	250,291	41,361	—		291,652
Cash advance fees	99,202	454	—		99,656
Check cashing royalties and fees	9,490	—	—		9,490

Total revenue	469,478	66,798	—		536,276
Cost of revenue – disposed merchandise	153,866	24,448	—		178,314

Net revenue	315,612	42,350	—		357,962

Expenses:
Operations	173,277	22,115	—		195,392
Cash advance loss provision	23,529	258	—		23,787
Administration	40,183	10,770	(6,525	)(1)	44,428
Depreciation and amortization	17,210	2,091	677	(2)	19,978

Total expenses	254,199	35,234	(5,848)		283,585

Income from operations	61,413	7,116	5,848		74,377
Interest expense	8,148	1,147	1,351	(3)	10,646
Interest income	(642)	—	—		(642)
Foreign currency translation gain	(1,116)	—	—		(1,116)
Loss from disposal of assets and other	—	159	(254	)(4)	(95)

Income from continuing operations before income taxes	55,023	5,810	4,751		65,584
Provision for income taxes	20,058	—	3,697	(5)	23,755

Income from continuing operations	$34,965	$5,810	$1,054		$41,829

Income from continuing operations per share:
Basic	$1.23				$1.45
Diluted	$1.18				$1.39
Weighted average common shares outstanding:
Basic	28,402		544	(6)	28,946
Diluted	29,584		544	(6)	30,128

(A) For period from January 1, 2004 through the date of acquisition, December 10, 2004.

(1) Elimination of certain general and administrative expenses of Camco Inc., primarily consisting of compensation and related expenses of Camco, Inc.’s owner and other members of the management team not employed by the Company.

(2) Adjustment of depreciable asset bases and lives for property and equipment and amortization of intangible assets acquired by the Company. Property and equipment are depreciated over their useful life of 3 to 7 years. Intangible assets are generally amortized over five to six years based on the pattern of economic benefits.

(3) Additional interest incurred in the acquisition of Camco, Inc.’s operating assets.

(4) Elimination of bad debt expense on receivables due from a Camco, Inc. affiliate not associated with the core business.

(5) To adjust federal income tax expense to 35% on Camco, Inc.’s earnings, as Camco, Inc. was a Sub S corporation, through the date of purchase and tax effect the net pro forma adjustments.

(6) Weighted average number of shares of common stock issued in acquisition of Camco, Inc.’s operating assets.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA STATEMENT OF OPERATIONS (Unaudited)
For the Year Ended December 31, 2003

(in thousands, except per share data)

	As	(A)	Pro Forma		Pro Forma
	Reported	Camco,Inc.	Adjustments		Combined
Revenue
Finance and service charges	$100,699	$23,274	$—		$123,973
Proceeds from disposition of merchandise	236,032	38,017	—		274,049
Cash advance fees	46,955	24	—		46,979
Check cashing royalties and fees	4,949	—	—		4,949

Total revenue	388,635	61,315	—		449,950
Cost of revenue – disposed merchandise	147,456	21,987	—		169,443

Net revenue	241,179	39,328	—		280,507

Expenses:
Operations	142,816	21,739	—		164,555
Cash advance loss provision	10,756	22	—		10,778
Administration	32,519	8,800	(5,388	)(1)	35,931
Depreciation and amortization	13,269	2,342	633	(2)	16,244

Total expenses	199,360	32,903	(4,755)		227,508

Income from operations	41,819	6,425	4,755		52,999
Interest expense	8,817	1,539	1,657	(3)	12,013
Interest income	(310)	—	—		(310)
(Gain) loss from disposal of assets and other	(1,013)	657	(539	)(4)	(895)

Income from continuing operations before income taxes	34,325	4,229	3,637		42,191
Provision for income taxes	12,295	—	2,753	(5)	15,048

Income from continuing operations	$22,030	$4,229	$884		$27,143

Income from continuing operations per share:
Basic	$0.86				$1.04
Diluted	$0.83				$1.00
Weighted average common shares outstanding:
Basic	25,586		579	(6)	26,165
Diluted	26,688		579	(6)	27,267

(A) Certain adjustments were made to Camco, Inc.’s historical amounts to conform to the Company’s presentation.

(1) Elimination of certain general and administrative expenses of Camco Inc., primarily consisting of compensation and related expenses of Camco, Inc.’s owner and other members of the management team not employed by the Company.

(2) Adjustment of depreciable asset bases and lives for property and equipment and amortization of intangible assets acquired by the Company. Property and equipment are depreciated over their useful life of 3 to 7 years. Intangible assets are generally amortized over five to six years based on the pattern of economic benefits.

(3) Additional interest incurred in the acquisition of Camco, Inc.’s operating assets.

(4) Elimination of bad debt expense on receivables due from a Camco, Inc. affiliate not associated with the core business.

(5) To adjust federal income tax expense to 35% on Camco, Inc.’s earnings as Camco, Inc. was a Sub S corporation and tax effect the net pro forma adjustments.

(6) Weighted average number of shares of common stock issued in acquisition of Camco, Inc.’s operating assets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: February 25, 2005	By:	/s/ Hugh A. Simpson

Hugh A. Simpson
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
23	Consent of Independent Auditors